SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                         Date of Report: January 3, 2000




                        GOLDEN EAGLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




     Colorado                     0-23726                       84-1116515
     --------                     -------                       ----------
 (State or other                (Commission                   (IRS Employer
 jurisdiction of                File Number)               Identification No.)
 incorporation)




        12401 South 450 East, Bldg. D2, Suite A, Salt Lake City, UT 84020
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (801) 619-9320

Item 5. Other Events
        ------------


     Golden Eagle International, Inc. ("Golden Eagle" or the "Company") reported that it has acquired two mining claims in the Tipuani Gold Mining District, which combined total 44,046 acres. These newly acquired claims surround the 4,952 acres of claims containing the Cangalli gold deposit that Golden Eagle currently controls under contract, and which the Company has been exploring for the past four years.

     The newly acquired claims, consisting of 44,046 acres, are 100% owned by Golden Eagle International, Inc., and are free of any royalty obligation. The Company's only obligation with respect to these new claims is an annual claims fee payment (patent) to the Bolivian government of $17,825. These new claims owned outright by Golden Eagle, together with those claims under the Company's contractual control, give Golden Eagle exploration and mining rights to a total of 49,573 acres in the Tipuani Gold Mining District. The Company's claim holdings now extend over 18 miles in length, and between six to 10 miles in width, covering a large portion of the ancient Paleo-Tipuani river system and its gold bearing conglomerates. These are the same Paleo-Tipuani gold bearing conglomerates which Golden Eagle has been exploring on the Cangalli claims for the past four years.

     Ronald L Atwood, Ph.D., former chief metallurgist for Newmont Mining, and a member of Golden Eagle's Technical Advisory Board, stated:

          "I have covered the entire length of these new Golden Eagle claims and have observed hundreds of small, informal gold mining operations over that entire length. My observations of both surface and underground operations have lead me to the opinion that Golden Eagle's new claims overlay a huge portion of the ancient Paleo-Tipuani river system refilled with gold bearing cemented conglomerates. I have expressed to Golden Eagle that there are at least ten promising exploration targets for open pit prospects within the new claims."

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


     Golden Eagle's President, Terry C. Turner, said:

          "This is one of the most important days in Golden Eagle's history. We have carefully built a strategy which allows us to take a dominant position in this venerable and highly productive Tipuani Gold Mining District, which literally has a gold mining history dating back over 400 years to the Inca civilization. Now, Golden Eagle needs to continue seeking the financing or joint venture partner necessary to bring its Cangalli property into commercial production."

     Golden Eagle also reported that its Board of Directors has appointed Ronald L Atwood, Ph.D., 58, as a new member of the Board. The Board has also appointed Dr. Atwood to serve as Vice President for Operations. Dr. Atwood has served as a member of Golden Eagle's Technical Advisory Board for the past two and a half years. Dr. Atwood received a B.S. in Metallurgical Engineering (1969), and a Ph.D. in Metallurgy (1972) from the University of Utah. He has published nine papers on various aspects of metallurgy and holds numerous patents in the field of extractive metallurgy. Dr. Atwood has been a professor of metallurgy at Michigan Tech (1972-74) and the University of Idaho (1974-75). He has served on the board of directors of Newmont Exploration (1986-89), as well as Chief Metallurgist for Foote Mineral (1975-82), Director of Research for Newmont Gold (1986-87) and Newmont Metallurgical Services (1987-89), all divisions of Newmont Mining. Between 1989 and 1993, Dr. Atwood was President of Advanced Processing Technologies, a metallurgical consulting firm with an emphasis on promoting innovations developed at the University of Utah. Since 1993, Dr. Atwood has been involved with mining projects in Bolivia. He is currently Vice-President and chief metallurgist for Bolivian Copper Chemical Company, S.A. ("BCCC"), a Bolivian copper exploration and mining company. Dr. Atwood will continue in his position with BCCC while serving in his capacities with Golden Eagle.

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


     Golden Eagle also announced today that its Board of Directors has appointed Jennifer T. Evans, 21, as its Corporate Secretary. Ms. Evans resided in La Paz, Bolivia from 1983 to 1986, and again from 1994 through 1997. She is fluent in Spanish and associated with the company's La Paz office personnel while residing there. Ms. Evans has studied at the University of Utah and the Salt Lake Community College, and is currently finishing her B.A. degree in Spanish. Ms. Evans is the daughter of Golden Eagle's President, Terry C. Turner.

     Golden Eagle also announced that the Board of Directors of Golden Eagle Bolivia Mining, S.A. ("GEBM"), has appointed Victor Hugo Bretel, 54, as President of GEBM, replacing Rene Velasquez, who recently left GEBM. Mr. Bretel is an architect who graduated from the National University of Engineering in Lima, Peru, in 1969. From 1966 through 1979, Mr. Bretel supervised construction and civil works projects in Lima, Peru. From 1980 to date, Mr. Bretel has supervised construction and civil works projects in La Paz, Bolivia. As general manager of COPROFI, Ltd., an engineering consulting firm in La Paz, Bolivia, Mr. Bretel has worked with Golden Eagle for two years on projects on the Company's properties within the Tipuani Gold Mining District involving topography; civil works and earthmoving; environmental impacts and governmental relations. Mr. Bretel has resigned his position with COPROFI to serve as GEBM's President.

     Golden Eagle's President, Terry C. Turner, commented on these appointments by stating, "Dr. Atwood has been intimately involved with the exploration and recent expansion of Golden Eagle's properties in the Tipuani Gold Mining District of Bolivia. Dr. Atwood's major mining company experience and proven insights will allow him to make an important contribution to Golden Eagle's vision for development of its Bolivian project in the future. In addition, Mr. Bretel's appointment in Bolivia brings a new, committed leadership to developing the Cangalli properties, as well as bringing new energy to the exploration of Golden Eagle's recently acquired mining prospects.

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


     Golden Eagle International, Inc. is a gold exploration and mining company located in Salt Lake City, Utah. The Company is currently focusing its efforts on developing its mining rights in Tipuani Gold Mining District in Bolivia. For more information about the Company, call Sabrina Martinez at (801) 619-9320 or Guy Murrel at (303) 581-7760. Media inquires should be directed to Mr. Murrel. Golden Eagle can also be found at its website: www.geii.com, where management recommends that all shareholders and prospective shareholders review its Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K.

     The future conduct of Golden Eagle's business and its response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that Golden Eagle will be able to conduct its operations as contemplated. Certain statements contained in this report using the terms "may", "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks that are beyond Golden Eagle's ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. These risks include, but are not limited to, the risks described in the above report; those risks set out in Golden Eagle's disclosure documents and its annual, quarterly and current reports; and the other risks associated with start-up mineral exploration operations with insufficient liquidity, negative working capital, and no historical profitability. Golden Eagle disclaims any obligation to update any forward-looking statement made herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 3, 2000                          Golden Eagle International, Inc.


                                               By: /s/ Terry C. Turner
                                               -----------------------
                                               Terry C. Turner, President

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